                                                                    Exhibit 23.1
                                [SLF LETTERHEAD]

                              ACCOUNTANTS' CONSENT

The Board of Directors
     Med-Emerg International Inc.

We consent to the use of our audit report dated May 5, 1998 on the consolidated balance sheet of Med-Emerg International Inc. as at December 31, 1997, and the consolidated statement of operations and deficit and changes in financial position for the year ended December 31, 1997 included herein.




/s/ Schwartz Levitsky Feldman

SCHWARTZ LEVITSKY FELDMAN
Toronto, Ontario, Canada
June 30, 1998